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                                                                    EXHIBIT 99.1


                            LASER POWER CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1998



    The undersigned hereby appoints Glenn H. Sherman and Paul P. Wickman, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Laser Power Corporation which the undersigned may be entitled to vote at a Special Meeting of Stockholders of Laser Power Corporation ("Laser Power") to be held at the offices of Laser Power at 12777 High Bluff Drive, San Diego, California 92130, on Thursday, February 26, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/JOINT PROXY STATEMENT. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


PROPOSAL 1  To (i) approve and adopt an Agreement and Plan of Reorganization, dated as of December 23, 1997, as amended, among Laser Power, LPC Acquisition Subsidiary, Inc., a newly formed, wholly owned California subsidiary of Laser Power ("Sub"), EMI Acquisition Corp., a California corporation ("EMI"), and certain shareholders of EMI, which is attached as Appendix A to the Prospectus/Joint Proxy Statement that has been transmitted in connection with the Special Meeting, and (ii) approve the merger of Sub with and into EMI, pursuant to which, among other things, shareholders of EMI will receive shares of Common Stock of Laser Power for each share of Common Stock of EMI, Sub will cease to exist and EMI will survive as a wholly owned subsidiary of Laser Power, all as described in said Prospectus/Joint Proxy Statement.


                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

PROPOSAL 2  In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.


Receipt of the Prospectus/Joint Proxy Statement dated February 13, 1998, is hereby acknowledged.



Dated             , 1998


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                                                        SIGNATURE(S)


                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.